AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 1998

                                                           REGISTRATION NO. 333-
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      ENHANCE FINANCIAL SERVICES GROUP INC.
             (Exact name of registrant as specified in its charter)
                         ------------------------------

                       NEW YORK                     13-3333448
             (State or other jurisdiction of     (I.R.S. Employer
              incorporation or organization)    Identification No.)

                            ------------------------

                               335 MADISON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 983-3100

               (Address, including zip code, and telephone number,
             including area code of registrant's principal executive
                                    offices)
                         ------------------------------

                              SAMUEL BERGMAN, ESQ.
                            EXECUTIVE VICE PRESIDENT
                      ENHANCE FINANCIAL SERVICES GROUP INC.
                               335 MADISON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 983-3100

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
         PUBLIC: From time to time after this Registration Statement has been declared effective.
                            ------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the

Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED         PROPOSED
                                                                             MAXIMUM           MAXIMUM           AMOUNT OF
                                                     AMOUNT TO BE        AGGREGATE PRICE     AGGREGATE           REGISTRATION
 TITLE OF SHARES TO BE REGISTERED                     REGISTERED           PER UNIT(1)     OFFERING PRICE (1)         FEE
Common Stock, par value $.10 per share...........    1,656,394 shares       $14.16              $23,454,539         $6,521

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                        1,656,394 SHARES OF COMMON STOCK

                                       OF

                      ENHANCE FINANCIAL SERVICES GROUP INC.
                  ---------------------------------------------

         MediaOne Group, Inc., a shareholder of Enhance Financial Services Group Inc., is offering 1,656,394 shares of common stock of Enhance Financial. We will not receive any proceeds from the sale of shares by MediaOne Group. The common stock of Enhance Financial is traded on the New York Stock Exchange under the symbol "EFS."


              Investing in the common stock involves certain risks.
                     See "Risk Factors" starting on page 2.


         Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  ---------------------------------------------

Limitations on Offers or Solicitations

         Neither we nor MediaOne Group intends this document to be an offer or solicitation:

         - if used in a jurisdiction in which such offer or solicitation is not authorized;

         - if the person making such offer or solicitation is not qualified to do so; or

         - if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.


                        Prospectus dated November , 1998

                                   THE COMPANY


Enhance Financial Services Group Inc.
335 Madison Avenue
New York, New York 10017
(212) 983-3100
www.efsgroup.com

         We are a holding company that principally reinsures financial guaranties of municipal and asset-backed debt obligations issued by monoline financial guaranty insurers. Financial guaranty insurance provides an unconditional and irrevocable guarantee of the payment of the principal of and interest on insured obligations when due. Mononline financial guaranty insurers guaranty to the holders of debt obligations the full and timely payment of principal and interest. The principal forms of reinsurance arrangements are treaty and facultative. Under a treaty arrangement the ceding company cedes, and the reinsurer is obligated to assume, a specified portion of a specified type of risk or risks insured by the ceding company during the term of the treaty (although the reinsurance risk extends for the life of the respective underlying obligations). Under a facultative arrangement, the ceding company from time to time offers a portion of specific risks to the reinsurer. We also engage in other insurance, reinsurance and non-insurance businesses that utilize our expertise in performing sophisticated analysis of complex, credit-based risks. We conduct most of our business through our wholly-owned licensed, financial guaranty insurance subsidiaries, Enhance Reinsurance Company and Asset Guaranty Insurance Company (together, the "Insurance Subsidiaries"). We conduct a smaller portion of our business through other insurance and non-insurance subsidiaries and companies (including a Brazilian surety company) in which we have equity investments. We expect that a significant portion of our growth will come from these non-financial guaranty businesses.

         The key elements of our business strategy are:

         - to maintain our primary and reinsurance financial guaranty business and our commitment to intensive and prudent credit underwriting and conservative investment policies;

         - to use our expertise in underwriting credit risks to expand and develop our other insurance businesses; and

         - to use our credit analysis skills in areas that we believe have profit and strong growth potential relative to the risks involved to continue to accelerate our effort to diversify.

         As part of our efforts to diversify and expand globally, we expect to develop further our strategic relationship with Swiss Reinsurance Company that we initiated in 1996. We expect a significant portion of our growth will come from non-financial guaranty businesses.

         In this Prospectus, references to the "Company," "we," "us" and "our" refer to Enhance Financial Services Group Inc. and its consolidated subsidiaries. References to "Enhance Financial" refer to only Enhance Financial Services Group Inc. The reference to our World Wide Web site address does not constitute incorporation by reference of the information contained in the web site.


                                  RISK FACTORS

         The following discussion contains forward-looking statements that involve inherent risks and uncertainties. Actual results may differ materially from those contained in such forward-looking statements. Accordingly, readers should not place undo reliance on such forward-looking statements.

Dependence Upon Claims-Paying Ability Ratings

         In the financial guaranty insurance and reinsurance industries, rating agencies (including Duff & Phelps Credit Rating Company ("D&P"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc. ("S&P")) rate the claims-paying ability of insurers and reinsurers based upon criteria established by the rating agencies. Periodically the rating agencies evaluate insurers and reinsurers that they have previously rated to confirm that these insurers and reinsurers continue to meet the criteria. Certain agencies have rated the claims-paying ability of the Insurance Subsidiaries. Enhance Reinsurance Company has a claims-paying ability rating of "AAA" by each of S&P and D&P and "Aaa" by Moody's. Asset Guaranty has claims-paying ability rating of "AA" by S&P and "AAA" by D&P. The claims-paying ability ratings assigned by rating agencies to a reinsurance or insurance company are based upon factors relevant to policyholders and are not directed toward the protection of investors. Ratings by rating agencies are not ratings of securities or recommendations to buy, hold, or sell any security.

         Although we intend to continue to comply with the criteria set by the rating agencies, we can provide no assurance that one or more of the rating agencies will not downgrade or withdraw their claims-paying ability ratings of the Insurance Subsidiaries in the future. Our ability to compete with other triple-A-rated financial guaranty reinsurers and our results of operations would be materially adversely affected by any ratings downgrade of the Insurance Subsidiaries. Moreover, the Insurance Subsidiaries are parties to several agreements that grant the primary insurer the right to recapture business ceded to the Insurance Subsidiary under the agreement if the claims-paying ability rating of the Insurance Subsidiaries is downgraded below a minimum rate established in the agreement. A recapture of business by the primary insurer could have a material adverse effect on our deferred premium revenue and recognition of future income from an agreement.

Whether Loss Reserves are Adequate

         The Insurance Subsidiaries maintain reserves in amounts sufficient to pay their estimated ultimate liability for losses and loss adjustment expenses ("LAE"), as required by law. Since neither we nor the financial guaranty industry has an actuarially significant number of losses in its financial guaranty reinsurance activities, we do not believe that traditional actuarial approaches used in the property/casualty industry apply in the determination of loss reserves for financial guaranty insurers. Instead, we establish reserves for losses and LAE on our insured and reinsured obligations based upon our best estimates of specific and non-specific losses, including expenses associated with the settlement of such losses. We establish a reserve for losses and LAE either when: (1) a primary insurer provides for losses and LAE or, (2) in our opinion, a default is probable on an insured risk. The amount of the reserve is based on an analysis of the individual insured risk. Reserves we establish for losses and LAE necessarily are based on estimates. Although we believe our reserves will prove to be adequate, we cannot assure that such reserves actually will be adequate.

Competition

         We face substantial competition from other providers of financial guaranty reinsurance. One U.S. and two foreign companies each of which specializes in the reinsurance of financial guaranties are our most significant competition. The Company, together with our two direct competitors, provide most of the reinsurance available for monoline financial guaranty insurers, particularly with respect to facultative reinsurance. Several other foreign insurers and reinsurers compete with us in providing treaty and facultative reinsurance for municipal and asset-backed transactions. Certain of these foreign insurers and reinsurers have formed strategic alliances with U.S. financial guaranty insurers, giving them greater financial resources than we have. We also compete with banks, other financial institutions and governmental institutions that issue letters of credit, guaranties, and other forms of credit enhancement.

         We also face substantial competition in our non-financial guaranty businesses. Some of our competitors have greater financial and other resources than we do. Increased competition, either in terms of price or in terms of new entrants into the financial guaranty market or the other insurance markets, may have an adverse effect on our results of operation.

Concentration Of Clients

         In our principal business of reinsuring financial guaranties issued by monoline financial guaranty insurers, we currently derive substantially all of our premium revenues from four insurers. A substantial reduction in the amount of insurance ceded by one or more of our four principal clients would have a material adverse effect on our gross premiums written and could have a material adverse effect on our results of operations.

Financial Guaranty Insurance Risks

         The demand for financial guaranty insurance and the demand for primary insurance and reinsurance that we provide, depends upon many factors, which are generally not in our control, including:

         -  prevailing interest rates;

         - investor concern regarding the credit quality of municipalities and corporations;

         - investor perception of the strength of financial guaranty providers and the guaranty offered;

         -  premium rates charged for financial guaranty insurance; and

         -  the availability of other forms of credit enhancement.

         Governmental regulation, including changes in tax laws affecting the municipal and asset-backed debt markets, directly and indirectly effect the financial guaranty industry. We can provide no assurance that future legislative or regulatory changes might not adversely affect our results of operations.

Enhance Financial Depends on Dividends from its Subsidiaries

         Enhance Financial conducts substantially all its operations through its subsidiaries, principally the two Insurance Subsidiaries. The financial condition and cash flow of Enhance Financial and its ability to pay dividends on its common stock depends upon the earnings of its subsidiaries and the distribution of those earnings to Enhance Financial in the form of dividends. The New York insurance law and related regulations restrict the payment of dividends by the Insurance Subsidiaries to Enhance Financial. The payment of such dividends may also be subject to:

         -  other statutory or contractual restrictions;

         -  the earnings of the Insurance Subsidiaries; and

         -  various business considerations.

Risks Relating to the Other Insurance Businesses of the Company

         Our non-financial insurance businesses have constituted and will continue to constitute in the future a significant component of our business. In certain of these other reinsurance businesses, we anticipate higher loss levels than the loss levels experienced with our reinsurance of municipal and asset-backed debt obligations. Higher loss levels are due to the nature of the risk assumed and the limited history of the business. We believe that the higher premiums we receive for such activities adequately compensate us for the risks involved.

         Premiums are earned over a significantly shorter period in our other insurance businesses than in our financial guaranty business. Therefore, our ability to realize consistent levels of earned premiums in these other businesses will depend on its ability to write consistent levels of new insurance.

Diversification Strategy

         Although substantially all of our revenues have been generated from domestic insurance activities, we invested in recent years significant amounts in our non-financial guaranty businesses, including Singer Asset Finance Company, L.L.C., Credit-Based Asset Servicing and Securitization LLC and its affiliates, and Seguradores Brasilieras de Fiancas, one of Brazil's largest surety companies. We are looking to these businesses to be a source of a significant portion of our future growth. We can provide no assurance that these relatively new businesses, or any of our other diversification efforts, will succeed.


                               SELLING SHAREHOLDER

         MediaOne Group is the beneficial owner of 10,861,600 shares of common stock, par value $.10 per share, of the Company (the "Common Stock"). All such shares are held by Media One Financial Services, Inc., an indirect wholly owned subsidiary of MediaOne Group. On December 11, 1995, MediaOne Group (the name of which was U S WEST, Inc. at the time) issued $130,339,200 aggregate principal amount of 7.625% Exchangeable Notes Due December 15, 1998 (each, a "DECS"), which, at maturity on December 15, 1998 (the "Maturity"), are mandatorily exchangeable by MediaOne Group into a number of shares of Common Stock at the Exchange Rate (or, at the option of MediaOne Group, the cash equivalent).
There are 5,430,800 DECS outstanding, each representing $24.00 in principal amount. The Exchange Rate is equal to:

                  (a) if the Maturity Price (as defined below) is greater than or equal to $14.16 per share of Common Stock, 1.695 shares of Common Stock per DECS;

                  (b) if the Maturity Price is less than $14.16, but is greater than $12.00, a fractional share of Common Stock per DECS so that the value thereof (determined as the Maturity Price) is equal to $12.00; and

                  (c) if the Maturity Price is less than or equal to $12.00, two shares of Common Stock per DECS.

         The "Maturity Price" is the average Closing Price per share of Common Stock on the 20 Trading Days immediately prior to, but not including, the date of Maturity, which period shall be November 16 to December 14, 1998. The "Closing Price" for Common Stock, for any day, means the closing sale price (or, if no closing price is reported, the last reported sale price) on the New York Stock Exchange. A "Trading Day" is a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

         If the Maturity Price at Maturity were greater than or equal to $14.16 per share, MediaOne Group would deliver an aggregate of 9,205,206 shares of Common Stock pursuant to the DECS.

         The remaining 1,656,394 shares of Common Stock, if any, are subject to the Call Options described below. Upon delivery of such shares pursuant to the Call Options, MediaOne Group will cease to own any shares of Common Stock. See "Plan of Distribution."

                              PLAN OF DISTRIBUTION

         MediaOne Group granted to Merrill Lynch International ("MLI") call options (collectively, the "Call Options") on April 17, 1997 and June 4, 1997 with respect to an aggregate of 1,656,394 shares of Common Stock for an exercise price of $14.16 per share, subject to adjustment as set forth in the Call Options. The Call Options expire on December 15, 1998. As contemplated by the Call Options, MediaOne Group will deliver 1,656,394 shares of Common Stock to MLI on December 15, 1998 or on such other date as may be agreed to by the parties against delivery by MLI of the exercise price of $14.16 per share or $23,454,539 in the aggregate. In connection with the grant of the Call Options, MLI paid MediaOne Group a premium of $7,524,000 (or $5.3744285 per share) on April 22, 1997 and $1,756,298.90 (or $6.85 per share) on June 9, 1997. No compensation has been or will be paid by MediaOne Group to MLI or any of its affiliates in connection with the arrangement of the Call Options or the delivery of shares thereunder.

         It is expected that MLI may offer and sell from time to time all or part of the 1,656,394 shares of Common Stock it receives upon exercise of the Call Options in one or more transactions on the NYSE, through the facilities of any national securities association on which shares of Common Stock are then listed, admitted for trading or included for quotation, in the over-the-counter market or which are privately negotiated or otherwise at market prices prevailing at the time of sale, at a fixed offering price, which may be changed, at varying prices determined at the time of sale or at negotiated prices. MLI may also deliver all or part of such 1,656,394 shares of Common Stock to satisfy its obligations to one or more third parties under standard stock lending arrangements.

         In the ordinary course of business, MLI and its affiliates have engaged in investment banking transactions with MediaOne Group, the Company and their respective affiliates.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, information statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any such report, statement or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Our SEC filings are also available to the public from commercial document retrieval services and at the SEC's web site at http://www.sec.gov.

         We have filed a registration statement on Form S-3 with the SEC registering the common stock. For further information on Enhance Financial and the common stock, you should refer to our registration statement and exhibits.


                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

         The SEC allows us to "incorporate by reference" information we file with them, which means:

         -  incorporated documents are considered part of this Prospectus;

         - we may disclose important information to you by referring you to those documents; and

         - information that we file with the SEC will automatically update and supersede this Prospectus.

         We incorporate by reference the documents listed below, which were filed with the SEC under the Securities Act of 1934 (the "Exchange Act"):

         -  Annual Report on Form 10-K for the year ended December 31, 1997;

         - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

         - The description of Enhance Financial's common stock contained in a registration statement on Form 8-A dated February 12, 1992, including any amendments or reports filed for the purpose of updating such description.

         We also incorporate by reference each of the following documents that we will file with the SEC after the date of this Prospectus but before the end of the offering:

         -  Reports filed under Sections 13(a) and (c) of the Exchange Act;

         - Definitive proxy or information statements filed under Section 14 of the Exchange Act; and

         -  Any reports filed under Section 15(d) of the Exchange Act.

         Enhance Financial's file number under the Exchange Act is 1-10967. You may request a copy of any filings referred to above (excluding exhibits) at no cost by contacting us (in writing or by telephone) at the following address or telephone number:

         Corporate Secretary
         Enhance Financial Services Group Inc.
         335 Madison Avenue
         New York, New York 10017
         (212) 983-3100


                           FORWARD-LOOKING STATEMENTS

         This Prospectus contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, in our annual report to shareholders, in our proxy statements, in our offering circulars and prospectuses, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

         Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to: dependence upon claims-paying ability ratings; the adequacy of loss reserves; competition; concentration of clients; financial guaranty insurance risks; dependence on dividends from subsidiaries; risks relating to non-financial insurance businesses; and diversification strategy.


                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for the Selling Shareholders by Samuel Bergman, Esq., Executive Vice President and General Counsel of Enhance Financial. As of November 10, 1998, Mr. Bergman, together with members of his immediate family, owned an aggregate of 8,700 shares of common stock and held options to purchase 216,000 shares of common stock.

                                     EXPERTS
         The consolidated financial statements of the Company incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         An estimate of the fees and expenses of issuance and distribution (other than discounts and commissions) of the common stock offered hereby (all of which will be paid by MediaOne Group) is as follows:


SEC Registration Fee.................................... $    6,521
Printing expenses.......................................      2,000
Legal fees and expenses.................................      8,500
Accounting fees and expenses............................      2,000
Miscellaneous expenses..................................      2,331
                                                              -----
    Total .............................................. $   21,352



ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by Section 722 of the New York Business Corporation Law (the "BCL"), the amended and restated certificate of incorporation of Enhance Financial eliminates the personal liability of members of its board of directors to Enhance Financial or its shareholders for monetary damages for violations of their fiduciary duty of care. Such a provision has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, such provision may not and does not eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating the law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

         Section 6.5 of Enhance Financial's by-laws provides that, except as prohibited by the BCL, directors and certain other personnel of Enhance Financial are to be indemnified against expenses and certain other liabilities arising out of legal actions brought or threatened against them for their conduct on behalf of Enhance Financial, subject to certain qualifications and provided that each such person acted in good faith and in a manner that he or she reasonably believed was in Enhance Financial's best interest and did not derive any improper financial profit or other advantage.

ITEM 16. EXHIBITS

EXHIBIT NO.                   DESCRIPTION

         5 Opinion of Samuel Bergman, Esq., Executive Vice President and General Counsel of Enhance Financial regarding legality of securities

         23.1     Consent of Deloitte & Touche LLP

         23.2 Consent of Samuel Bergman, Esq. (included in the opinion filed as Exhibit 5)

         24       Powers of Attorney (included on page II-4)

ITEM 17. UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 1, 1998.

                                      ENHANCE FINANCIAL SERVICES GROUP INC.


                                      By  /s/ Daniel Gross
                                         -------------------------------
                                          Daniel Gross
                                          President and
                                          Chief Executive Officer


                        SIGNATURES AND POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Daniel Gross and Samuel Bergman, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-3 of Enhance Financial Services Group Inc., and any or all amendments (including post-effective amendments) thereto, relating to the offering of shares of its Common Stock, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                                Title                                 Date

/s/ Daniel Gross                 President, Chief Executive            December 1, 1998
--------------------------
Daniel Gross                     Officer and Director
                                 (principal executive officer)

/s/ Arthur Dubroff               Executive Vice President              December 1, 1998
--------------------------
Arthur Dubroff                   (principal financial
                                 officer and principal
                                 accounting officer)

/s/ Brenton W. Harries           Director                              December 1, 1998
--------------------------
Brenton W. Harries

/s/ David R. Markin              Director                              December 1, 1998
--------------------------
David R. Markin

/s/ Wallace O. Sellers           Director                              December 1, 1998
--------------------------
Wallace O. Sellers



Signatures                       Title                                 Date

/s/ Richard J. Shima             Director                              December 1, 1998
--------------------------
Richard J. Shima

/s/ Robert P. Saltzman           Director                              December 1, 1998
--------------------------
Robert P. Saltzman

/s/ Spencer R. Stuart            Director                              December 1, 1998
--------------------------
Spencer R. Stuart

                                 Director                              December 1, 1998
--------------------------
Adrian U. Sulzer

/s/ Allen R. Tessler             Director                              December 1, 1998
--------------------------
Allan R. Tessler

/s/ Frieda K. Wallison           Director                              December 1, 1998
--------------------------
Frieda K. Wallison

/s/ Jerry Wind                   Director                              December 1, 1998
--------------------------
Jerry Wind